SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 2007

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

     As previously disclosed in a Current Report on Form 8-K filed by Ligand Pharmaceuticals Incorporated (the "Company") on February 6, 2007, in connection with the Company's restructuring process, the Company was not reasonably able to estimate at that time the non-cash charges associated with option acceleration and extension related to the termination of certain employees, as they depended in large part on the price of the Company's stock on the relevant employee's termination date, as well as the determination of certain assumptions necessary for performing such calculations under FASB Statement of Financial Accounting Standards No. 123R, SHARE-BASED PAYMENT ("SFAS 123R") as of that date.

     As of March 16, 2007, the Company has estimated that it expects to incur total cash restructuring charges of approximately $10 to $12 million as previously disclosed, plus approximately $2.2 million in non-cash charges associated with option acceleration and extension under change of control severance agreements, calculated in accordance with SFAS 123R.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On March 17, 2007, Alexander D. Cross, Ph.D. resigned from his position as a director of the Company. Prior to his resignation, Dr. Cross served as a member of the audit, compensation and nominating committees of the Company's board of directors.










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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                                            LIGAND PHARMACEUTICALS INCORPORATED




    Date: March 20, 2007                   By:    /s/ Tod G. Mertes
                                            Name:  Tod G. Mertes
                                            Title: Interim CFO